Filed pursuant to Rule 424(b)(3)

Registration Statement on Form F-6

Registration No. 333-252512

THE COMPANY HAS ADVISED THE DEPOSITARY THAT, UNDER RUSSIAN LAW, AS IN EFFECT ON THE DATE OF THE DEPOSIT AGREEMENT, THE COMPANY IS A “STRATEGIC ENTERPRISE” FOR THE PURPOSES OF THE FEDERAL LAW NO. 57-FZ “ON PROCEDURES FOR FOREIGN INVESTMENTS IN THE BUSINESS ENTITIES OF STRATEGIC IMPORTANCE FOR ENSURING THE NATIONAL DEFENSE AND STATE SECURITY OF THE RUSSIAN FEDERATION” DATED 29 APRIL 2008 (THE “STRATEGIC INVESTMENT LAW”), AND CERTAIN TRANSACTIONS RESULTING IN CHANGES IN OWNERSHIP OF SHARES ARE SUBJECT TO REVIEW AND OVERSIGHT BY THE FEDERAL ANTIMONOPOLY SERVICE OF THE RUSSIAN FEDERATION. THE DEPOSITARY WILL NOT BE LIABLE FOR ANY FAILURE OF OWNERS OR BENEFICIAL OWNERS TO COMPLY WITH APPLICABLE REQUIREMENTS OR RESTRICTIONS UNDER THE STRATEGIC INVESTMENT LAW.

THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION MAY NOT RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK.

AMERICAN DEPOSITARY SHARES

Citibank, N.A. in its capacity as depositary bank (“Depositary”) has been advised by counsel that the Russian Federation has adopted two separate processes enabling the release of shares from deposit in Depositary Receipt programs without the prior cancellation of the corresponding Depositary Shares: (i) “automatic conversions” of Depositary Shares sponsored by Russian companies that are undergoing a termination of their Depositary Receipts programs and that did not receive an exemption from the automatic conversion process (“Automatic Conversions”), and (ii) “forced conversions” of Depositary Shares to enable holders of Depositary Shares sponsored by Russian companies who are otherwise unable to cancel their Depositary Shares to receive the underlying shares through traditional means as a result of regulatory actions, including sanctions and other measures imposed by international organizations and regulatory bodies (“Forced Conversions”). The Automatic Conversions and Forced Conversions have enabled investors in the PJSC Tatneft American Depositary Share (“ADS”) program to claim from the Depositary’s custodian in Russia the shares underlying their ADSs without presenting the ADSs for cancellation to the Depositary. The Depositary has been advised by counsel that such Automatic Conversions and Forced Conversions are outside the scope of the terms and conditions of the ADS deposit agreement and are outside the control of the Depositary.

As a result of Automatic Conversions and Forced Conversions of ADSs and other circumstances outside its control, the Depositary has not been able to fully reconcile the balance of shares on deposit with the ADSs outstanding in the PJSC Tatneft ADS program and there is a shortfall in the number of shares held on deposit by the Depositary for holders of ADSs outstanding. As a consequence of such shortfall, upon presentation of ADSs for cancellation under the terms of the ADS deposit agreement, holders will only be able to receive for their ADSs a pro rata proportion of the shares actually on deposit in the ADS program (after the effect of the un-reconciled Automatic Conversions and Forced Conversions). The Depositary will keep a record of the effects of the pro-ration and maintain a book-entry credit of the number of ADSs pro-rated in the cancellation process. If the ADS-to-share balance for the PJSC Tatneft ADS program is reconciled to the satisfaction of the Depositary at a later point, holders who have presented their ADSs for cancellation and received a pro-rated number of shares may subsequently be able to receive additional shares and/or cash-in-lieu of fractional shares. However, there is no guarantee that the Depositary will be able to reconcile the ADS-to-share balance and that any additional value will be available to such ADS holders.

CITIBANK, N.A.
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
THE NOMINAL VALUE OF 1 RUBLE EACH OF
PJSC TATNEFT
(also known as TATNEFT)
(INCORPORATED UNDER THE LAWS OF THE RUSSIAN FEDERATION)

Citibank, N.A., as depositary (hereinafter called the “Depositary”), hereby certifies that __________________________, or registered assigns IS THE OWNER OF _________________________ AMERICAN DEPOSITARY SHARES representing deposited ordinary shares of the nominal value of 1 Ruble each (herein called “Shares”) of PJSC Tatneft, incorporated under the laws of the Russian Federation (herein called the “Company”). At the date hereof, each American Depositary Share (“ADS”) represents six Shares (subject to pro ration) deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at Citibank AO (herein called the “Custodian”). The Depositary’s office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

1.                  THE DEPOSIT AGREEMENT. This American Depositary Receipt is one of an issue (herein called “ADR” or “Receipt”), all issued and to be issued upon the terms and conditions set forth in the amended and restated deposit agreement, dated as of February 18, 2021 (herein called the “Deposit Agreement”), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of ADSs issued thereunder, each of whom by accepting an ADR agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the ADRs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary’s office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this ADR are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.                  SURRENDER OF ADSs AND WITHDRAWAL OF DEPOSITED SECURITIES. The Owner of ADSs shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADSs evidenced hereby upon satisfaction of each of the following conditions: (i) the Owner (or a duly-authorized attorney of the Owner) has duly Delivered ADSs to the Depositary at its Principal Office the ADSs evidenced hereby (and, if applicable, this ADR evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, this ADR Delivered to the Depositary for such purpose has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Owner of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.09 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of the ADRs evidencing the surrendered ADSs, of the Deposit Agreement, of the Company’s Charter and of any applicable laws and the rules of the Russian Central Securities Depository, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, this ADR(s) evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered and (iii) shall direct the Custodian to Deliver, or cause the Delivery of, in each case, without unreasonable delay, the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of this ADR evidencing the ADS so canceled, of the Charter of the Company, of any applicable laws and of the rules of the Russian Central Securities Depository, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than one (1) Share. In the case of Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Notwithstanding anything else contained in this ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of Deposited Property consisting of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any non-cash distributions, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal.

3.                  TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS. The Depositary, subject to the terms and conditions of the Deposit Agreement, shall without unreasonable delay register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt at any of its designated transfer offices by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person(s) entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipts surrendered.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall, without unreasonable delay, upon surrender of a Receipt or Receipts at any of its designated transfer offices for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may, after consultations with the Company to the extent practicable, appoint one or more co-transfer agents reasonably acceptable to the Company for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Each co-transfer agent appointed under Section 2.04 of the Deposit Agreement shall notify in writing the Company and the Depositary that it accepts its appointment as co-transfer agent and agrees to be bound by the applicable terms of the Deposit Agreement. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

4.                     LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES. Any tax or other governmental charge payable by the Custodian or by the Depositary with respect to any Deposited Property, ADSs or ADRs shall be payable by the Owners and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Property held on behalf of such Owner and/or Beneficial Owner, and may sell for the account of an Owner and/or Beneficial Owner any or all of such Deposited Property and apply such distributions and sale proceeds in payment of, any taxes (including applicable interest and penalties) or charges that are or may be payable by Owners or Beneficial Owners in respect of the ADSs, Deposited Property and ADRs, the Owner and the Beneficial Owner remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer of ADSs, register the split up or combination of ADRs and (subject to Section 7.10(a) of the Deposit Agreement) the withdrawal of Deposited Property until payment in full of such tax, charge, penalty or interest is received. Every Owner and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from (i) any ADSs held by such Owner and/or owned by such Beneficial Owner, (ii) the Deposited Property represented by the ADSs, and (iii) any transaction entered into by such Owner and/or Beneficial Owner in respect of the ADSs and/or the Deposited Property represented thereby.

Notwithstanding anything to the contrary contained in the Deposit Agreement or any ADR, the obligations of Owners and Beneficial Owners under this Article shall survive any transfer of ADSs, any cancellation of ADSs and withdrawal of Deposited Securities, and the termination of the Deposit Agreement.

5.                  WARRANTIES OF DEPOSITORS. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares are validly issued, fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do, (ii) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and (iii) the Shares presented for deposit have not been stripped of any rights or entitlements. Every such person (other than the Company) shall also be deemed to represent that such Shares, the ADSs representing such Shares, and the Receipts evidencing such ADSs are not Restricted Securities (except as contemplated in Section 2.12 of the Deposit Agreement). Such representations and warranties shall survive the deposit of Shares and issuance of ADSs and Receipts.

6.                  FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION. Any person presenting Shares for deposit or any Owner or Beneficial Owner of a ADR may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, evidence of payment of applicable taxes and other governmental charges, or such information relating to the registration on the books of the Russian Share Registrar or the Russian Central Securities Depository, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary, or the Company, upon written notice to the Depositary, may deem necessary or proper. The Depositary may, and at the reasonable request of the Company will, withhold the delivery or registration of transfer of any ADR or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof, evidence or other information is filed or such certificates are executed or such representations and warranties made to the Company’s and the Depositary’s satisfaction. The Depositary shall from time to time on request of the Company advise the Company of the availability of any such proofs, certificates or other information and shall provide copies thereof to the Company as promptly as practicable upon request by the Company, unless such disclosure is prohibited by law.

7.                  CHARGES OF DEPOSITARY. The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three (3) months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The Company, the Owners, the Beneficial Owners, persons depositing Shares or withdrawing Deposited Securities in connection with the issuance and cancellation of ADSs, and persons receiving ADSs upon issuance or whose ADSs are being cancelled shall be required to pay the Depositary’s fees and related charges identified as payable by them respectively in the Fee Schedule attached to the Deposit Agreement as Exhibit B. All ADS fees and charges so payable may be deducted from distributions or must be remitted to the Depositary, or its designee, and may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of ADS fees and charges payable by Owners and Beneficial Owners, only in the manner contemplated in Section 6.01 of the Deposit Agreement. The Depositary shall provide, without charge, a copy of its latest ADS fee schedule to anyone upon request.

ADS fees and charges for (i) the issuance of ADSs and (ii) the cancellation of ADSs will be payable by the person for whom the ADSs are so issued by the Depositary (in the case of ADS issuances) and by the person for whom ADSs are being cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are payable by Owners as of the applicable record date established by the Depositary. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Owners as of the applicable record date established by the Depositary will be invoiced for the amount of the ADS fees and charges and such ADS fees may be deducted from distributions made to Owners. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Owner whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Owner whose ADSs are converted or by the person to whom the converted ADSs are delivered.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the facility established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the facility or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time. The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three (3) months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligations of Owners and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04 of the Deposit Agreement, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

8.                  TITLE TO RECEIPTS. It is a condition of this ADR and every successive Owner and Beneficial Owner of this ADR by accepting or holding the same consents and agrees, that title to this ADR when properly endorsed or accompanied by proper instruments of transfer, is transferable upon the same terms as a certificated security under the laws of the State of New York and title to any uncertificated ADS(s), when accompanied by proper instruments of transfer, shall be transferable upon the same terms as an uncertificated security under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of this ADR unless such holder is the Owner hereof.

9.                  FORM OF RECEIPT. This ADR shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this ADR shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

10.              REPORTS; INSPECTION OF TRANSFER BOOKS. The Depositary will make available for inspection by Owners of ADRs at its Principal Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company. The Depositary will also, upon written request, distribute to Owners of ADRs copies of such reports when furnished by the Company pursuant to the Deposit Agreement in a manner designated by the Company. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Company publishes the information contemplated in Rule 12g3-2(b)(2)(i) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company’s primary trading market. As of the date hereof the Company’s internet website is www.tatneft.ru. The information so published by the Company may not be in English, except that the Company is required, in order to maintain its exemption from the Exchange Act reporting obligations pursuant to Rule 12g3-2(b), to translate such information into English to the extent contemplated in the instructions to Rule 12g3-2(b). The information so published by the Company cannot be retrieved from the Commission’s internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission.

11.              DIVIDENDS AND DISTRIBUTIONS. Upon the timely receipt by the Depositary of a notice from the Company that it intends to make a distribution of a cash dividend or other cash distribution, the Depositary shall establish the American Depositary Share record date upon the terms described in Section 4.06 of the Deposit Agreement. As promptly as practicable following receipt by the Depositary or the Custodian of any cash dividend or other cash distribution on any Deposited Securities, or of proceeds from the sale of any Deposited Property held in respect of ADSs under the terms hereof, the Depositary will (i) if at the time of receipt thereof any amounts received in a foreign currency can, in the judgment of the Depositary (pursuant to Section 4.05 of the Deposit Agreement), be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars, (ii) if applicable and unless previously established, establish the American Depositary Share record date upon the terms described in Section 4.06 of the Deposit Agreement, and (iii) distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Owners entitled thereto as of the American Depositary Share record date in proportion to the number of ADSs held as of the American Depositary Share record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities, or from any cash proceeds from sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Owners on the American Depositary Shares shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of ADSs.

Upon the timely receipt of a notice from the Company indicating that the Company intends to make a distribution that consists of a dividend in, or free distribution of, Shares, the Depositary shall establish the American Depositary Share record date upon the terms described in Section 4.06 of Deposit Agreement. As promptly as practicable following receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary shall either (i) subject to Section 5.09 of the Deposit Agreement, distribute to the Owners as of the American Depositary Share record date in proportion to the number of ADSs held as of the American Depositary Share record date, additional ADSs, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of the Deposit Agreement (including, without limitation, (a) payment of the applicable fees and charges of, and expenses incurred by, the Depositary and (b) withholding of any applicable taxes), or (ii) if additional ADSs are not so distributed, take all actions necessary so that each ADS issued and outstanding after the American Depositary Share record date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld). In lieu of delivering fractional ADSs in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 in the Deposit Agreement; provided, however, that no distribution to Owners shall be unreasonably delayed by any action of the Depositary or any of its agents. If additional ADSs are not so distributed, to the extent permissible by applicable law, each ADSs shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

Upon receipt of a notice indicating that the Company wishes property other than cash, Shares or rights to purchase additional Shares to be made to Owners of ADSs, subject to the provisions of Section 4.11 and Section 5.09 of the Deposit Agreement, the Depositary shall, as promptly as practicable after receipt thereof, cause the securities or property received by it to be distributed pro rata to the Owners entitled thereto, after deduction or upon payment of fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners) the Depositary or the Company reasonably deems such distribution not to be practicable, the Depositary may, after consultation with the Company, adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution to Owners as a group, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash; provided, however, that no distribution to Owners pursuant to Section 4.02 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.

12.              RIGHTS. Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making rights available to any Owners or in disposing of such rights on behalf of any Owners and making, as promptly as practicable, the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines, after consultation with the Company, in its reasonable discretion that it is lawful and practicable to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may, and at the request of the Company shall, distribute to any Owner to whom it determines the distribution to be lawful and practicable, in proportion to the number of ADSs held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of ADRs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such Owner hereunder, the Depositary will make such rights available to such Owner only upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver ADSs to such Owner. In the case of a distribution pursuant to the preceding paragraph, such ADSs shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines that it is not lawful and practicable to make such rights available to all or certain Owners, it may, and at the request of the Company shall use its best efforts that are commercially reasonable under the circumstances to sell the rights, warrants or other instruments in proportion to the number of ADSs held by the Owners to whom it has determined it may not lawfully or practicably make such rights available, and allocate the net proceeds of such sales (net of the fees and charges of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any ADS or otherwise. Such proceeds shall be distributed as promptly as practicable in accordance with Section 4.01 of the Deposit Agreement.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of ADSs requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company, upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or practicable to make such rights available to Owners in general or any Owner in particular.

13.              CONVERSION OF FOREIGN CURRENCY. Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, into the Depositary’s foreign investment account in the Russian Federation, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any ADR or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may, in its sole discretion, deem desirable.

If at any time any foreign currency received by the Depositary is not, pursuant to applicable law, convertible in whole or in part into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not promptly obtained, the Depositary shall (a) as to that portion of the foreign currency that is convertible into Dollars, make such conversion and if permitted by applicable law, transfer such Dollars to the United States for distribution in accordance with the first paragraph of Section 4.05 of the Deposit Agreement and (b) as to the nonconvertible balance, if any, (i) if requested in writing by an Owner, distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to such Owner, and (ii) if not so requested by an Owner, hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

14.              RECORD DATES. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever reasonably requested by the Company in respect of any other matter, the Depositary shall fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) (a) for the determination of the Owners of ADRs who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting or to act in respect of any other such matter or (b) on or after which each ADS will represent the changed number of Shares.

15.              VOTING OF DEPOSITED SECURITIES. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, fix the record date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.06 of the Deposit Agreement. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least thirty (30) calendar days prior to the date of such vote or meeting), at the Company’s expense and provided no U.S. legal prohibitions exist, distribute to Owners as of the record date (a) such information as is contained in such notice of meeting received by the Depositary from the Company (or if requested by the Company, a summary of such information provided by the Company in English), (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of the law of the Russian Federation and of the Charter of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective ADSs and (c) a statement as to the manner in which such instructions may be given.

Notwithstanding anything contained in the Deposit Agreement or any Receipt, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicizes to Owners, instructions on how to retrieve such materials or receive such materials upon request (e.g., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Upon the instruction of an Owner of an ADS on that record date, received on or before the date established by the Depositary for the purpose, the Depositary shall endeavor, insofar as practicable, and permitted under applicable law, the provisions of the Deposit Agreement, the Charter of the Company, and the provisions of the Shares or other Deposit Securities, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the ADSs in accordance with the instructions set forth in that request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to Deposited Securities other than in accordance with instructions received (or deemed received) from Owners. Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Owner shall not be voted. Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Owners or as otherwise contemplated herein. Notwithstanding anything else contained herein, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Owners as of the American Depositary Share record date) for the sole purpose of establishing a quorum at a meeting of holders of Shares, so long as permitted under Russian law (as confirmed by the Company to the Depositary). If the Depositary timely receives voting instructions from an Owner which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Owner’s ADSs, the Depositary will deem such Owners (unless otherwise specified in the notice distributed to Owners) to have instructed the Depositary not to vote on the items set forth in such voting instructions. Notwithstanding the terms of the Deposit Agreement, it will be a condition that the Owners of ADSs providing voting instructions to the Depositary also provide the Depositary, the Company, the Russian Central Securities Depository and the Russian Share Registrar, as the case may be, with such information about, and documents pertaining to, the applicable Owners and/or Beneficial Owners of the ADSs being voted as may be required under Russian law as in effect from time to time, and any voting instructions provided to the Depositary without the requisite information and documentation, in each case satisfactory to the Company and the Depositary, will be disregarded.

The Depositary shall, if requested by the Company in writing, deliver, at least five (5) calendar days prior to the date of such meeting, to the Company, to the attention of its Secretary, copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the ADSs evidenced by such Receipts at such meeting. Delivery of instructions will be made at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary) provided that payment of such expense shall not be a condition precedent to the obligations of the Depositary under Section 4.07 of the Deposit Agreement.

Notwithstanding anything else contained in the Deposit Agreement or any Receipt, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described above with sufficient time to enable the Owner to return voting instructions to the Depositary in a timely manner.

16.              CHANGES AFFECTING DEPOSITED SECURITIES. In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Property under the Deposit Agreement, and ADSs shall thenceforth represent in addition, as the case may be, to the existing Deposited Securities, the new Deposited Securities so received in exchange or conversion, unless additional ADSs are delivered pursuant to the following sentence. In any such case the Depositary may with the Company’s approval, and shall, if the Company shall so request, issue and deliver additional ADSs as in the case of a dividend in Shares, or call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically describing such new Deposited Securities, and negotiate in good faith to agree any necessary amendment to the Deposit Agreement to give effect to Section 4.08 of Deposit Agreement.

17.              LIABILITY OF THE COMPANY AND DEPOSITARY. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall be liable to any Owner or Beneficial Owner of ADSs, or to any other person, if by reason of (a) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, or of any governmental or regulatory authority or stock exchange; any act or failure to act of the Russian Central Securities Depository or DTC; any provision, present or future, of the Charter of the Company or any other instrument of the Company governing the Deposited Securities; or any act of God or war or other circumstances beyond its control, or (b) in the case of the Depositary only, any act or failure to act of the Russian Share Registrar, the Company or its agents, or their respective directors, employees, agents or affiliates or (c) any provision of any securities issued or distributed by the Company, or in connection with any offering or distribution thereof, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty (and accordingly acts so as not to be subject thereto) on account of, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed (including, in the case of the Depositary, delivery of any Deposited Securities or distribution of cash or property in respect thereof pursuant to Articles 11 and 12 hereof); nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of ADSs by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Owners of ADSs, or the Depositary is prevented or prohibited from disposing of such distribution or offering on behalf of such Owners and making the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse, and neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall be liable to any Owner or Beneficial Owner of ADSs or to any other person therefor.

Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners of ADSs, except that (i) the Company agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith and (ii) the Depositary agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be immediately furnished on demand as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner of a ADR, or any other person believed by it in good faith to be competent to give such advice or information; provided, however, that advice of or information from legal counsel is from recognized U.S. counsel for U.S. legal issues, recognized Russian counsel for Russian legal issues and recognized counsel of any other jurisdiction for legal issues with respect to that jurisdiction.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability for any consequential or punitive damages or loss of profit arising from any breach of the terms of the Deposit Agreement.

The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for any acts or omissions made by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or inaction is without negligence or bad faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

18.              RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN. The Depositary may at any time resign as Depositary hereunder by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of ADSs to do so, it may appoint a substitute or additional custodian or custodians.

19.              AMENDMENT. The form of the ADRs and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Owners or Beneficial Owners. Owners and Beneficial Owners of ADSs issued pursuant to the Prior Deposit Agreement and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Owners and Beneficial Owners of ADSs issued pursuant and be subject to all of the terms and conditions of the Deposit Agreement in all respects, provided that any amendment which shall impose or increase fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners or Beneficial Owners of ADSs issued under the Prior Deposit Agreement shall not become effective as to ADSs or Receipts outstanding as of the date hereof until thirty (30) calendar days after notice of the amendments effectuated by the Deposit Agreement shall have been given to Owners of ADSs outstanding as of the date of such notice. Any further amendment of the Deposit Agreement that shall impose or increase fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners or Beneficial Owners, shall not become effective as to ADSs or Receipts outstanding as of the date of such amendment until thirty (30) calendar days after notice of such amendment shall have been given to Owners of ADSs. Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such ADS, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any ADSs to surrender such ADSs and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

20.              TERMINATION OF DEPOSIT AGREEMENT. The Depositary shall, at any time at the direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Owners of all ADSs then outstanding at least ninety (90) calendar days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by distributing notice of such termination to the Company and the Owners of all ADSs then outstanding if at any time ninety (90) calendar days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement. On and after the date of termination, the Owner of a ADS will, upon (a) surrender of such ADS at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the ADSs. If any ADSs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ADSs, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to the Depositary (after deducting, in each case, the fees and charges of the Depositary for the surrender of a ADS, any expenses for the account of the Owner of such ADS in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time from the date of termination, the Depositary may sell the Deposited Property then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of ADSs which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a ADS, any expenses for the account of the Owner of such ADS in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

21.              ARBITRATION; WAIVER OF IMMUNITIES. The Deposit Agreement provides that any controversy, claim or cause of action brought by any party to the Deposit Agreement against the Company arising out of or relating to the Shares or other Deposited Securities, the ADSs, the ADRs or the Deposit Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and that judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, that in the event of any third-party litigation to which the Depositary is a party and to which the Company may properly be joined, the Company may be so joined in any court in which such litigation is proceeding; and provided further, that any such controversy, claim or cause of action that relates to or is based upon the provisions of the Federal securities laws of the United States or the rules and regulations promulgated thereunder may, but need not, be submitted to arbitration as provided in the Deposit Agreement. The place of the arbitration shall be The City of New York, State of New York, United States of America, and the language of the arbitration shall be English.

The Deposit Agreement further provides that any controversy, claim or cause of action arising out of or relating to the Shares or other Deposited Securities, the ADSs, the ADRs or the Deposit Agreement not subject to arbitration shall be litigated in the Federal and state courts in the Borough of Manhattan, State of New York, United States of America. The Company has agreed in the Deposit Agreement to appoint an agent in the United States for service of process.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the ADSs, the ADRs or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

22.              REGISTRATION OF SHARES; RUSSIAN SHARE REGISTRAR; SHARE REGISTER.

(a)               The Company hereby confirms LLC Eurasian Registrar, in the Russian Federation, as its Russian Share Registrar in respect of the Shares and Deposited Securities. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any ADSs or Receipts remain outstanding hereunder or this Agreement remains in force.

(b)               The Company agrees that it shall, at any time and from time to time take any and all action as may be available to it under Russian law to assure the accuracy and completeness of all information set forth in the Share Register maintained by the Russian Share Registrar and in the records of the Russian Central Securities Depository in respect of the Shares or Deposited Securities.

(c)               The Company agrees that it shall be solely liable for any act or failure to act on the part of the Russian Share Registrar and that the Company shall be solely liable for the unavailability of Deposited Securities or for the failure of the Depositary to make any distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Company or the Russian Share Registrar, or the Company’s directors, employees, agents or affiliates, (ii) any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

23.              DISCLOSURE OF INTERESTS.

(a)       To the extent that provisions of or governing any Deposited Securities (including the Charter of the Company or applicable law) may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its best efforts that are reasonable under the circumstances to comply with Company instructions as to ADSs in respect of any such enforcement or limitation, and Owners and Beneficial Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary’s compliance with such instructions. Notwithstanding any other provision of the Deposit Agreement, each Owner and Beneficial Owner agrees to be bound by and subject to Russian regulatory requirements to the same extent as if the ADSs were the Shares represented thereby and to provide such information to the Company, the Custodian or Russian regulators, as applicable, relating to ownership of the Shares as may be required under those regulatory requirements.

(b)       The Company has advised the Depositary that, under Russian law, as in effect on the date of the Deposit Agreement, the Company is a “strategic enterprise” for the purposes of the Federal Law No. 57-FZ “On Procedures for Foreign Investments in the Business Entities of Strategic Importance for Ensuring the National Defense and State Security of the Russian Federation” dated 29 April 2008, as amended (the “Strategic Investment Law”), and certain transactions resulting in changes in ownership of Shares are subject to review and oversight by the Federal Antimonopoly Service of the Russian Federation. Accordingly, a person that comes to own five (5) percent or more of the outstanding Shares (including Shares comprising Deposited Securities) must notify the Company and the Federal Antimonopoly Service within forty-five (45) calendar days from the date of the relevant transaction. Although the reporting requirements described in this subsection (b) may change, neither the Company nor the Depositary assumes any obligation to update this provision to reflect, or notify Owners or Beneficial Owners of, any change of that kind.

(c)       The Depositary and/or the Custodian may from time to time request that Owners provide information as to the capacity in which such Owners own or owned ADSs and regarding the identity or residence of any other persons then or previously interested in such ADSs and the nature of such interest and various other matters. Each Owner agrees to provide any information so requested by the Depositary at such times as the Depositary, on instructions from the Company or the Custodian, may request.

24.              UNCERTIFICATED ADSs; DIRECT REGISTRATION SYSTEM. Notwithstanding anything to the contrary in the Deposit Agreement:

(a)       ADSs may be certificated securities evidenced by ADRs or uncertificated securities. This form of Receipt describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares. Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated ADSs, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to uncertificated ADSs as well as to certificated ADSs, and to Owners and holders of uncertificated ADSs as well as to Owners and holders of ADRs.

(b) (i) The term “deliver”, or its noun form, when used with respect to ADRs, shall mean (A) book-entry transfer of ADSs to an account at DTC, designated by the person entitled to such delivery, (B) registration of ADSs not evidenced by a ADR on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Principal Office of the Depositary to the person entitled to such delivery of one or more ADRs evidencing ADSs registered in the name requested by that person.

(ii) The term “surrender”, when used with respect to ADRs, shall mean (A) one or more book-entry transfers of ADSs to the DTC account of the Depositary, (B) delivery to the Depositary at its Principal Office of an instruction to surrender ADSs not evidenced by a ADR or (C) surrender to the Depositary at its Principal Office of one or more ADRs evidencing ADSs.

(c)       ADSs not evidenced by ADRs shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d)       The Depositary shall have a duty to register a transfer in the case of uncertificated ADSs, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a ADR for the purpose of exchanging for uncertificated ADSs, shall cancel that ADR and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated ADSs that the surrendered ADR evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated ADSs for the purpose of exchanging for certificated ADSs, shall execute and deliver to the Owner a ADR evidencing the same number of certificated ADSs.

(e)       Upon satisfaction of the conditions for replacement of a ADR that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the ADSs evidenced by that ADR in uncertificated form unless otherwise requested by the Owner.

(f) (i) The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC Participant, claiming to act on behalf of an Owner of ADSs, to direct the Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC Participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC Participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not, in and of itself, constitute negligence or bad faith on the part of the Depositary.

25.              REDUCTION OF DEPOSITED SECURITIES HOLDINGS. The Depositary may, with notice to the Company and the Owners, sell a portion of the Deposited Securities and thereby reduce the Depositary’s holdings of any class of Deposited Securities below an amount that the Depositary determines to be necessary or advisable if (i) the Depositary or its agent receives notice from any Russian Federation governmental or regulatory official or authority that the existence or operation of the depositary receipt facility created by the Deposit Agreement violates any applicable Russian Federation law or regulation or that the Depositary or the Custodian is required to make any filing or obtain any consent, approval or license to operate that facility or to own or exercise any rights with respect to the deposited Shares or other Deposited Securities or (ii) the Depositary or the Custodian receives written advice from independent Russian counsel that the Depositary or Custodian reasonably could be subject to criminal, administrative or material, as reasonably determined by the Depositary, civil, liabilities as a result of the existence or operation of the depositary receipt facility created by the Deposit Agreement or the ownership by it or the exercise by it of any rights with respect to the deposited Shares or other Deposited Securities. If the Depositary sells Deposited Securities under the preceding sentence, a corresponding number of ADSs will automatically be converted into a right only to receive net proceeds of the sale of the number of Deposited Securities previously represented thereby, and those net proceeds shall be the Deposited Securities to which Owners of those converted ADSs shall be entitled upon surrender of those ADSs in accordance with Section 2.05 or 6.02 of the Deposit Agreement. The Depositary shall allocate the ADSs converted under the preceding sentence among the Owners pro-rata to their respective holdings of ADSs immediately prior to the conversion, except that the allocations may be adjusted so that no fraction of a converted ADS is allocated to any Owner.

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